Exhibit 23.2

                            Ronald R. Chadwick, P.C.
                           Certified Public Accountant
                             2851 South Parker Road
                                    Suite 720
                             Aurora, Colorado 80014
                               Phone (303)306-1967
                                Fax (303)306-1944


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use in the Registration Statement of Arax Holdings Corp. on Form S-1/A6 of my Report of Independent Registered Public Accounting Firm, dated November 28, 2012 on the balance sheet of Arax Holdings Corp. as at October 31, 2012, and the related statements of operations, stockholders' equity, and cash flows for the period from February 23, 2012 (date of inception) through October 31, 2012.

In addition, I consent to the reference to me under the heading "Experts" in the Registration Statement.

                                          RONALD R. CHADWICK, P.C.
Aurora, Colorado
April 25, 2013
                                          /s/ Ronald R. Chadwick, P.C.
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